Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-184628 on Form S-4 of our report dated April 2, 2012, relating to the consolidated financial statements of Verint Systems Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of the Financial Accounting Standards Board’s Accounting Standards Update (“ASU”) No. 2009-13, Multiple Deliverable Revenue Arrangements and ASU No. 2009-14, Certain Revenue Arrangements That Include Software Elements), and our report dated April 2, 2012, relating to the effectiveness of Verint Systems Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Verint Systems Inc. for the year ended January 31, 2012 and to the reference to us as “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Jericho, New York

January 3, 2013